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                                                                   EXHIBIT 10.10


                                   AGREEMENT

         THIS AGREEMENT (this "Agreement") dated as of April 13, 2000 by and between Coho Energy, Inc., a Texas Corporation, Coho Resources, Inc., its employees, officers, agents, subsidiaries, affiliates, and all related entities (hereafter collectively referred to as the "Company"), and Anne Marie O'Gorman (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Company filed for Chapter 11 reorganization in a bankruptcy case styled "In re Coho Energy, Inc., et al.," pending before the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Case");

         WHEREAS, the Company has filed a Plan of Reorganization (the "Plan") that has now gone effective on March 31, 2000 (the "Effective Date");

         WHEREAS, Executive has an Employment Agreement dated as of September 19, 1995, that was rejected on the Effective Date of the Plan;

         WHEREAS, Executive has filed Proof of Claim for damages as a result of the rejection of the Employment Agreement in the approximate amount of $777,400; and

         WHEREAS, the Company and the Executive wish to compromise and settle the entitlements of the Executive under the Employment Agreement and the Proof of Claim by entering into this Agreement.

         NOW, THEREFORE, based on the foregoing recitations and consideration described herein and for other good and valuable consideration, the Company and Executive agree as follows:

         1. Payment of Claim. Executive will receive the sum of $175,000 payable in four (4) installments without interest. The first payment will be made as soon as practicable after this Agreement is signed, the three (3) additional installments will be payable on July 1, 2000, October 1, 2000 and January 1, 2001 or the next succeeding business day if any of those days are not business days.

         2. Stay Bonus and Forgiveness of Sole Stock Purchase Loan. The Company confirms that Executive will be entitled to the Stay Bonus in the amount of $87,500 as set forth in Plan and the Disclosure Statement. The Stay Bonus will be payable as set forth in the Plan and Disclosure Statement. The Company agrees that if it voluntarily terminates Executive prior to the 270th day after the Effective Date, Executive will still be entitled the deferred portion of the
Stay Bonus. The Company further confirms that Executive has been released from any claim the Company may have in connection with the sole stock purchase loan previously made to the Executive.
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     3.   Additional Benefits. At the time the Executive is terminated, she will be entitled to receive severance as set forth in the attached Exhibit E. Executive will be considered to have 15.02 years of service for purposes of the severance policy as of the Effective Date. The Company will also pay the cost of medical/dental coverage continuation under COBRA for a period of up to one (1) year after Executive's termination. After this benefit is exhausted, Executive may still be eligible for benefits under COBRA, at their own expense.

     4. Release. Subject to the payment of the amounts set forth in paragraph 1 above and as more fully set forth in the Release attached hereto as Exhibit "A", the Executive releases, acquits and discharges the Company from any and all claims or causes of action he may have as a result of the rejection of his Executive Severance Agreement and the Proof of Claim filed in the bankruptcy cases. Executive shall forthwith file a withdrawal of their Proof of Claim.

     5. Expenses. In the event any litigation is initiated after the date of this Agreement with respect to this Agreement or its subject matter, any prevailing party as determined by a court of competent jurisdiction shall be entitled to recover such party's reasonable attorneys' fees from and against any non-prevailing party.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas. Venue and jurisdiction of any action relating to this Agreement shall lie in Dallas County, Texas.

     7. Notice. Any notice, payment, demand or communication required or permitted to be given by this Agreement shall be deemed to have sufficiently given or served for all purposes if delivered personally or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address set forth below such party's signature to this Agreement or to such other address as shall have been furnished in writing by such party for whom the communication is intended. Any such notice shall be deemed to be given on the date so delivered.

     8. Severability. In the event any provisions hereof shall be modified or held ineffective by any court, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof.

      9. Waiver. Any waiver or breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions, or any other terms or conditions, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or any other provision hereof.

     10. Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.
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     11. Section Headings. The section headings in this Agreement have been inserted for convenience and shall not be used for interpretative purposes or to otherwise construe this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above and intend that this Agreement have the effect of a sealed instrument.


                                        COHO ENERGY, INC.,
                                        Reorganized Debtor

14785 Preston Road, Suite 860
Dallas, Texas 75240

                                        By: /s/ MICHAEL Y. MCGOVERN
                                           -------------------------------------
                                        Name:   Michael Y. McGovern
                                             -----------------------------------
                                        Title:  President
                                              ----------------------------------



                                        COHO RESOURCES, INC.,
                                        Reorganized Debtor


                                        By: /s/ MICHAEL Y. MCGOVERN
                                           -------------------------------------
                                        Name:   Michael Y. McGovern
                                             -----------------------------------
                                        Title:  President
                                              ----------------------------------


                                         /s/ ANNE MARIE O'GORMAN
                                        ----------------------------------------
                                        ANNE MARIE O'GORMAN